Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.’s 33-93172, 33-91364, 33-93162, 33-93174, 33-93170 and 33-93168) pertaining to the employee benefit plans of DIMON Incorporated of our report dated August 15, 2003, with respect to the consolidated financial statements and schedule of DIMON Incorporated included in the Annual Report (Form 10-K) for the year ended June 30, 2003.

/s/ Ernst & Young LLP
Greensboro, North Carolina
August 27, 2003

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